JOINT FILING AGREEMENT


                  In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.50 par value per share, of Tejon Ranch Co., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.


                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 23rd day of July, 1997.


                                 EQSF ADVISERS, INC.

                                 By:/s/           MARTIN J. WHITMAN
                                                  Martin J. Whitman
                                 Chairman, President and Chief Executive Officer


                                 THIRD AVENUE VALUE FUND

                                 By:/s/           MARTIN J. WHITMAN
                                                  Martin J. Whitman
                                 Chairman, President and Chief Executive Officer


                                 THIRD AVENUE SMALL CAP VALUE FUND

                                 By:/s/           MARTIN J. WHITMAN
                                                  Martin J. Whitman
                                 Chairman, President and Chief Executive Officer


                                 /s/              MARTIN J. WHITMAN
                                                  Martin J. Whitman